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Charlie Ruehr	McLean, VA 22102
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Kent Landers
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Hilton Reports Third Quarter Results

MCLEAN, VA (October 22, 2025) - Hilton Worldwide Holdings Inc. ("Hilton," "the Company," "we," "us" or "our") (NYSE: HLT) today reported its third quarter 2025 results. Highlights include:

•Diluted EPS was $1.78 for the third quarter, and diluted EPS, adjusted for special items, was $2.11

•Net income was $421 million for the third quarter

•Adjusted EBITDA was $976 million for the third quarter

•System-wide comparable RevPAR declined 1.1 percent, on a currency neutral basis, for the third quarter compared to the same period in 2024

•Approved 33,000 new rooms for development during the third quarter, bringing our development pipeline to a record 515,400 rooms as of September 30, 2025, representing growth of 5 percent from September 30, 2024

•Added 24,800 rooms to our system, resulting in 23,200 net additional rooms for the third quarter, contributing to net unit growth of 6.5 percent from September 30, 2024

•Announced the launch of a new lifestyle brand, Outset Collection by Hilton, in October 2025

•In October 2025, reached our 9,000th property milestone with the opening of the Signia by Hilton La Cantera Resort and Spa

•Repurchased 2.8 million shares of Hilton common stock during the third quarter, bringing total capital return, including dividends, to $792 million for the quarter and $2,671 million year to date through October 2025

•Full year 2025 system-wide RevPAR is projected to be flat to an increase of 1.0 percent on a comparable and currency neutral basis compared to 2024; full year net income is projected to be between $1,604 million and $1,625 million; full year Adjusted EBITDA is projected to be between $3,685 million and $3,715 million

•Full year 2025 capital return is projected to be approximately $3.3 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "Our third quarter results continued to demonstrate the resilience of our business model, delivering strong bottom line performance despite softer industry RevPAR. We remain optimistic, that in the U.S., lower interest rates, a more favorable regulatory environment, certainty on tax policy and a significant investment cycle will accelerate economic growth and travel demand, and, when paired with limited industry supply growth, should drive stronger RevPAR growth over the next several years. The quality of our development pipeline, acceleration in new development construction starts, attractiveness of our brands for conversions and continued growth of our brand presence globally gives us confidence in delivering net unit growth between 6.5 percent and 7.0 percent in 2025 and 6.0 percent to 7.0 percent over the next several years."

For the three months ended September 30, 2025, system-wide comparable RevPAR decreased 1.1 percent compared to the same period in 2024 due to modest occupancy and ADR declines. Management and franchise fee revenues increased 5.3 percent compared to the same period in 2024.

For the nine months ended September 30, 2025, system-wide comparable RevPAR increased 0.3 percent compared to the same period in 2024 due to an increase in ADR. Management and franchise fee revenues increased 6.1 percent compared to the same period in 2024.

For the three months ended September 30, 2025, diluted EPS was $1.78 and diluted EPS, adjusted for special items, was $2.11, compared to $1.38 and $1.92, respectively, for the three months ended September 30, 2024. Net income and Adjusted EBITDA were $421 million and $976 million, respectively, for the three months ended September 30, 2025, compared to $344 million and $904 million, respectively, for the three months ended September 30, 2024.

For the nine months ended September 30, 2025, diluted EPS was $4.84 and diluted EPS, adjusted for special items, was $6.03, compared to $4.09 and $5.36, respectively, for the nine months ended September 30, 2024. Net income and Adjusted EBITDA were $1,163 million and $2,779 million, respectively, for the nine months ended September 30, 2025, compared to $1,034 million and $2,571 million, respectively, for the nine months ended September 30, 2024.

Development

In the third quarter of 2025, we opened 199 hotels, totaling 24,800 rooms, resulting in 23,200 net room additions. We continued to expand our luxury and lifestyle brands during the quarter, including the addition of the Conrad Hamburg, representing the brand's debut in Germany and the KROMO Bangkok, Curio Collection by Hilton, the brand's first hotel in Thailand. We also opened the Sunseeker Resort Florida Gulf Coast, Curio by Hilton, which will deliver a luxury experience curated for leisure, lifestyle and business travelers alike. We signed the Makati in Metro Manila, Canopy by Hilton, representing the brand's first hotel in the Philippines, and broke ground on the Signia by Hilton Savannah, which will serve as the Savannah Convention Center's headquarters hotel. In Vietnam, we approved nearly 1,800 rooms across five hotels to debut our Conrad, LXR and DoubleTree brands and expand the Hilton brand in one of Asia's most dynamic markets. In October 2025, we reached another milestone with our 9,000th property, with the opening of the Signia by Hilton La Cantera Resort and Spa. We also announced the launch of our new lifestyle brand, Outset Collection by Hilton, which has more than 60 hotels in development and for which we expect bookings to be available starting later this year.

We added 33,000 rooms to the development pipeline during the third quarter, and, as of September 30, 2025, our development pipeline totaled 3,648 hotels representing 515,400 rooms throughout 128 countries and territories, including 26 countries and territories where we had no existing hotels. Additionally, of the rooms in the development pipeline, nearly half were under construction and more than half were located outside of the U.S.

Balance Sheet and Liquidity

As of September 30, 2025, we had $11.7 billion of debt outstanding, excluding the deduction for unamortized deferred financing costs and discount, with a weighted average interest rate of 4.81 percent. Excluding all finance lease liabilities, we had $11.6 billion of debt outstanding with a weighted average interest rate of 4.80 percent and no material indebtedness that matures prior to April 2027. We believe that we have sufficient sources of liquidity and access to debt markets to address the repayment of all indebtedness that becomes due at or prior to the respective maturity dates.

In July 2025, we borrowed $225 million under our senior secured revolving credit facility (the "Revolving Credit Facility"), bringing total outstanding borrowings under the Revolving Credit Facility to $515 million. We subsequently issued $1.0 billion aggregate principal amount of 5.750% Senior Notes due 2033 and used a portion of the net proceeds to repay all $515 million of outstanding indebtedness under our Revolving Credit Facility. No borrowings were outstanding under our Revolving Credit Facility as of September 30, 2025, which had an available borrowing capacity of $1,898 million after considering $102 million of letters of credit outstanding. Total cash and cash equivalents were $1,126 million as of September 30, 2025, including $69 million of restricted cash and cash equivalents.

In September 2025, we paid a quarterly cash dividend of $0.15 per share of common stock, for a total payment of $35 million, bringing total dividend payments for the year to $108 million. In October 2025, our board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on December 29, 2025 to holders of record of our common stock as of the close of business on November 21, 2025.

During the three months ended September 30, 2025, we repurchased 2.8 million shares of Hilton common stock at an average price per share of $270.31, for a total of $757 million. During the nine months ended September 30, 2025, we repurchased 9.7 million shares of Hilton common stock at an average price per share of $248.34, returning $2,510 million of capital to shareholders, including dividends. Total capital return to shareholders, including dividends year-to-date through October, was $2,671 million.

The number of shares outstanding as of October 17, 2025 was 232.4 million.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases through the third quarter but do not include the effects of potential share repurchases thereafter.

Full Year 2025

•System-wide comparable RevPAR, on a currency neutral basis, is projected to be flat to an increase of 1.0 percent compared to 2024.
•Diluted EPS is projected to be between $6.71 and $6.80.
•Diluted EPS, adjusted for special items, is projected to be between $7.97 and $8.06.
•Net income is projected to be between $1,604 million and $1,625 million.
•Adjusted EBITDA is projected to be between $3,685 million and $3,715 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are projected to be between $250 million and $300 million.
•Capital return is projected to be approximately $3.3 billion.
•General and administrative expenses are projected to be between $410 million and $420 million.
•Net unit growth is projected to be between 6.5 percent and 7.0 percent.

Fourth Quarter 2025

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase approximately 1.0 percent compared to the fourth quarter of 2024.
•Diluted EPS is projected to be between $1.87 and $1.96.
•Diluted EPS, adjusted for special items, is projected to be between $1.94 and $2.03.
•Net income is projected to be between $441 million and $462 million.
•Adjusted EBITDA is projected to be between $906 million and $936 million.

Conference Call

Hilton will host a conference call to discuss third quarter of 2025 results on October 22, 2025 at 9:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 9229668. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 9071023.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond our control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions; the loss of key senior management personnel; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of our information technology systems; growth of reservation channels outside of our system; risks of doing business outside of the U.S.; risks associated with conflicts in Eastern Europe and the Middle East; uncertainty resulting from U.S. and global political trends, tariffs and other policies, including potential barriers to travel, trade and immigration and other geopolitical events; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 25 world-class brands comprising 9,000 properties and over 1.3 million rooms, in 141 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed over 3 billion guests in its more than 100-year history, was named the No. 1 World's Best Workplace by Great Place to Work and Fortune and has been recognized as a global leader on the Dow Jones Sustainability Indices. Hilton has introduced industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 235 million Hilton Honors members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, x.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues
Franchise and licensing fees	$739	$698	$2,109	$1,958
Base and other management fees	93	88	278	287
Incentive management fees	65	66	212	204
Ownership	322	330	888	922
Other revenues	64	58	187	179
	1,283	1,240	3,674	3,550
Cost reimbursement revenues	1,837	1,627	5,278	4,841
Total revenues	3,120	2,867	8,952	8,391

Expenses
Ownership	277	288	802	833
Depreciation and amortization	46	37	130	107
General and administrative	95	101	298	318
Other expenses	23	26	75	93
	441	452	1,305	1,351
Reimbursed expenses	1,902	1,790	5,556	5,164
Total expenses	2,343	2,242	6,861	6,515

Gain (loss) on sales of assets, net	—	(2)	—	5

Operating income	777	623	2,091	1,881

Interest expense	(159)	(140)	(455)	(412)
Loss on foreign currency transactions	(9)	(3)	(8)	(5)
Other non-operating income (loss), net	(5)	11	15	(17)

Income before income taxes	604	491	1,643	1,447

Income tax expense	(183)	(147)	(480)	(413)

Net income	421	344	1,163	1,034
Net income attributable to redeemable and nonredeemable noncontrolling interests	(1)	—	(3)	(4)
Net income attributable to Hilton stockholders	$420	$344	$1,160	$1,030

Weighted average shares outstanding:
Basic	234	246	237	249
Diluted	237	249	240	252

Earnings per share:
Basic	$1.79	$1.40	$4.89	$4.13
Diluted	$1.78	$1.38	$4.84	$4.09

Cash dividends declared per share	$0.15	$0.15	$0.45	$0.45

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2025	vs. 2024		2025	vs. 2024	2025	vs. 2024

System-wide	74.5%	(0.5)%	pts.	$160.25	(0.5)%	$119.33	(1.1)%

Region
U.S.	74.5%	(1.0)%	pts.	$169.51	(0.9)%	$126.23	(2.3)%
Americas (excluding U.S.)	71.9	0.5		155.87	3.6	112.03	4.3
Europe	79.8	(0.1)		182.67	1.2	145.86	1.0
Middle East & Africa	71.4	4.5		153.65	3.0	109.77	9.9
Asia Pacific	72.8	0.5		103.44	(0.9)	75.32	(0.1)

Brand(1)
Waldorf Astoria Hotels & Resorts	61.7%	2.7%	pts.	$427.80	(2.7)%	$263.83	1.7%
Conrad Hotels & Resorts	77.5	2.5		253.35	(0.7)	196.26	2.6
LXR Hotels & Resorts	62.6	4.6		490.82	(1.5)	307.44	6.4
Canopy by Hilton	74.7	1.6		231.50	(1.7)	172.95	0.4
Hilton Hotels & Resorts	72.9	(0.2)		189.98	(0.4)	138.58	(0.7)
Curio Collection by Hilton	72.9	0.4		237.90	0.4	173.46	0.9
DoubleTree by Hilton	71.6	(0.4)		146.29	0.1	104.80	(0.5)
Tapestry Collection by Hilton	72.3	(0.3)		191.98	(0.4)	138.82	(0.8)
Embassy Suites by Hilton	75.3	(1.4)		184.33	(1.4)	138.75	(3.2)
Motto by Hilton	84.4	0.2		214.27	(1.5)	180.92	(1.3)
Hilton Garden Inn	73.6	(0.5)		145.24	(1.3)	106.94	(2.0)
Hampton by Hilton	74.9	(0.8)		134.86	(0.7)	100.99	(1.7)
Tru by Hilton	74.7	(0.2)		130.72	(2.3)	97.64	(2.6)
Homewood Suites by Hilton	81.3	(0.9)		163.12	(0.8)	132.66	(1.9)
Home2 Suites by Hilton	79.0	(0.8)		138.78	(0.3)	109.66	(1.4)

Segment
Management and franchise	74.4%	(0.5)%	pts.	$159.43	(0.5)%	$118.57	(1.2)%
Ownership(2)	82.7	2.1		221.18	(1.4)	182.85	1.2

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2025	vs. 2024		2025	vs. 2024	2025	vs. 2024

System-wide	72.0%	(0.1)%	pts.	$159.90	0.4%	$115.16	0.3%

Region
U.S.	72.8%	(0.5)%	pts.	$169.76	0.1%	$123.65	(0.6)%
Americas (excluding U.S.)	68.7	0.2		153.30	5.1	105.33	5.4
Europe	73.9	0.6		167.69	1.3	123.97	2.1
Middle East & Africa	70.8	4.7		182.98	2.3	129.61	9.6
Asia Pacific	68.5	0.4		103.02	(0.3)	70.56	0.3

Brand(1)
Waldorf Astoria Hotels & Resorts	63.5%	3.9%	pts.	$461.20	2.1%	$292.88	8.8%
Conrad Hotels & Resorts	74.9	1.9		270.31	1.2	202.37	3.9
LXR Hotels & Resorts	59.1	2.6		462.90	(1.8)	273.66	2.8
Canopy by Hilton	73.2	2.1		227.79	(0.8)	166.81	2.1
Hilton Hotels & Resorts	70.7	0.3		192.24	0.9	135.90	1.2
Curio Collection by Hilton	72.0	2.2		239.54	0.6	172.40	3.7
DoubleTree by Hilton	69.1	(0.1)		145.45	0.7	100.46	0.5
Tapestry Collection by Hilton	68.6	0.2		186.72	0.9	128.17	1.1
Embassy Suites by Hilton	74.5	(0.9)		186.17	(0.3)	138.66	(1.5)
Motto by Hilton	82.3	2.3		209.72	0.3	172.65	3.2
Hilton Garden Inn	71.0	(0.1)		143.46	(0.5)	101.86	(0.7)
Hampton by Hilton	71.7	(0.6)		131.45	(0.2)	94.19	(1.0)
Tru by Hilton	72.5	—		129.34	(1.2)	93.75	(1.2)
Homewood Suites by Hilton	79.5	(0.5)		160.52	(0.2)	127.67	(0.9)
Home2 Suites by Hilton	77.1	(0.4)		138.47	0.3	106.78	(0.2)

Segment
Management and franchise	72.0%	(0.1)%	pts.	$159.13	0.4%	$114.52	0.2%
Ownership(2)	76.8	1.7		219.77	1.7	168.67	4.0
____________
(1)Excludes brands for which a significant number of the hotels were designated as non-comparable hotels as of the end of the period so as to make comparative statistics for such brand not meaningful.
(2)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of September 30, 2025

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts	2	463	34	8,755	—	—	36	9,218
Conrad Hotels & Resorts	1	164	43	13,990	5	2,779	49	16,933
LXR Hotels & Resorts	—	—	7	1,155	9	1,584	16	2,739
NoMad	—	—	1	91	—	—	1	91
Signia by Hilton	—	—	4	2,797	—	—	4	2,797
Canopy by Hilton	—	—	13	2,283	33	5,912	46	8,195
Hilton Hotels & Resorts	43	14,660	304	129,192	268	81,804	615	225,656
Curio Collection by Hilton	—	—	31	7,523	162	29,901	193	37,424
Graduate by Hilton	—	—	—	—	35	5,883	35	5,883
DoubleTree by Hilton	—	—	167	45,025	544	114,351	711	159,376
Tapestry Collection by Hilton	—	—	5	690	176	20,358	181	21,048
Embassy Suites by Hilton	—	—	39	10,309	232	52,272	271	62,581
Tempo by Hilton	—	—	1	661	4	671	5	1,332
Motto by Hilton	—	—	—	—	9	2,001	9	2,001
Hilton Garden Inn	—	—	129	25,292	976	137,925	1,105	163,217
Hampton by Hilton	—	—	52	8,402	3,118	348,185	3,170	356,587
Tru by Hilton	—	—	14	1,565	316	30,641	330	32,206
Spark by Hilton	—	—	—	—	207	18,447	207	18,447
Homewood Suites by Hilton	—	—	8	1,020	547	62,840	555	63,860
Home2 Suites by Hilton	—	—	2	210	838	92,246	840	92,456
LivSmart Studios by Hilton	—	—	—	—	2	226	2	226
Strategic partner hotels(2)	—	—	—	—	489	22,800	489	22,800
Other(3)	—	—	4	1,204	13	3,371	17	4,575
Total hotels	46	15,287	858	260,164	7,983	1,034,197	8,887	1,309,648
Hilton Grand Vacations(4)	—	—	—	—	108	19,173	108	19,173
Total system	46	15,287	858	260,164	8,091	1,053,370	8,995	1,328,821

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
U.S.	—	—	181	79,444	5,964	765,009	6,145	844,453
Americas (excluding U.S.)	1	405	71	18,378	422	54,771	494	73,554
Europe	37	10,662	112	28,259	731	88,737	880	127,658
Middle East & Africa	3	1,376	111	30,637	39	6,240	153	38,253
Asia Pacific	5	2,844	383	103,446	827	119,440	1,215	225,730
Total hotels	46	15,287	858	260,164	7,983	1,034,197	8,887	1,309,648
Hilton Grand Vacations(4)	—	—	—	—	108	19,173	108	19,173
Total system	46	15,287	858	260,164	8,091	1,053,370	8,995	1,328,821
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.
(2)Includes hotels that are included in our booking channels and participate in the Hilton Honors guest loyalty program through strategic partnership arrangements.
(3)Includes other hotels in our system that are not distinguished by a specific Hilton brand.
(4)Includes properties under timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2025	2024	$	%
Capital expenditures for property and equipment(2)	$29	$17	12	70.6
Capitalized software costs(3)	21	30	(9)	(30.0)
Total capital expenditures	50	47	3	6.4
Contract acquisition costs, net of refunds	31	10	21	NM(1)
Total capital expenditures and contract acquisition costs	$81	$57	24	42.1

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2025	2024	$	%
Capital expenditures for property and equipment(2)	$71	$48	23	47.9
Capitalized software costs(3)	62	71	(9)	(12.7)
Total capital expenditures	133	119	14	11.8
Contract acquisition costs, net of refunds	103	87	16	18.4
Total capital expenditures and contract acquisition costs	$236	$206	30	14.6
____________
(1)Fluctuation in terms of percentage change is not meaningful.
(2)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $15 million and $8 million for the three months ended September 30, 2025 and 2024, respectively, and $37 million and $21 million for the nine months ended September 30, 2025 and 2024, respectively. Excludes expenditures for FF&E replacement reserves of $18 million and $14 million for the three months ended September 30, 2025 and 2024, respectively, and $50 million and $38 million for the nine months ended September 30, 2025 and 2024, respectively.
(3)Includes $18 million and $28 million of expenditures that were reimbursed to us by third parties for the three months ended September 30, 2025 and 2024, respectively, and $56 million and $66 million for the nine months ended September 30, 2025 and 2024, respectively.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income attributable to Hilton stockholders, as reported	$420	$344	$1,160	$1,030
Diluted EPS, as reported	$1.78	$1.38	$4.84	$4.09
Special items:
Cost reimbursement revenues(1)	$(1,837)	$(1,627)	$(5,278)	$(4,841)
Reimbursed expenses(1)	1,902	1,790	5,556	5,164
Loss on debt guarantees(2)	—	—	—	50
FF&E replacement reserves	18	14	50	38
Loss (gain) on sales of assets, net	—	2	—	(5)
Tax-related adjustments(3)	—	—	3	(4)
Other adjustments(4)	19	(3)	40	17
Total special items before taxes	102	176	371	419
Income tax expense on special items	(24)	(43)	(88)	(101)
Total special items after taxes	$78	$133	$283	$318

Net income, adjusted for special items	$498	$477	$1,443	$1,348
Diluted EPS, adjusted for special items	$2.11	$1.92	$6.03	$5.36
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amount includes losses on debt guarantees for certain hotels that we manage which were recognized in other non-operating income (loss), net.
(3)Amounts include income tax expenses (benefits) related to the enactment of new tax laws and certain changes in unrecognized tax benefits.
(4)Amount for the nine months ended September 30, 2025 includes expected future credit losses on financing receivables, which were recognized in other non-operating income (loss), net. Amounts for the nine months ended September 30, 2025 and 2024 include restructuring costs related to certain leased hotels which were recognized in ownership expenses. Amount for the nine months ended September 30, 2024 also includes transaction costs incurred for acquisitions, which were recognized in general and administrative expenses, and transaction costs resulting from the amendment of our senior secured term loan facility (the "Term Loans") which were recognized in other non-operating income (loss), net. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates which were recognized in other non-operating income (loss), net and the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc., which was recognized in depreciation and amortization expenses.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$421	$344	$1,163	$1,034
Interest expense	159	140	455	412
Income tax expense	183	147	480	413
Depreciation and amortization expenses	46	37	130	107
Loss (gain) on sales of assets, net	—	2	—	(5)
Loss on foreign currency transactions	9	3	8	5
Loss on debt guarantees(1)	—	—	—	50
FF&E replacement reserves	18	14	50	38
Share-based compensation expense	44	44	135	140
Amortization of contract acquisition costs	15	12	42	37
Cost reimbursement revenues(2)	(1,837)	(1,627)	(5,278)	(4,841)
Reimbursed expenses(2)	1,902	1,790	5,556	5,164
Other adjustments(3)	16	(2)	38	17
Adjusted EBITDA	$976	$904	$2,779	$2,571
____________
(1)Amount includes losses on debt guarantees for certain hotels that we manage which were recognized in other non-operating income (loss), net.
(2)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(3)Amount for the nine months ended September 30, 2025 includes expected future credit losses on financing receivables. Amounts for the nine months ended September 30, 2025 and 2024 include restructuring costs related to certain leased hotels. Amount for nine months ended September 30, 2024 also includes transaction costs resulting from the amendment of our Term Loans and transaction costs incurred for acquisitions. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, severance and other items.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Total revenues, as reported	$3,120	$2,867	$8,952	$8,391
Add: amortization of contract acquisition costs	15	12	42	37
Less: cost reimbursement revenues(1)	(1,837)	(1,627)	(5,278)	(4,841)
Total revenues, as adjusted	$1,298	$1,252	$3,716	$3,587

Net income	$421	$344	$1,163	$1,034
Net income margin	13.5%	12.0%	13.0%	12.3%

Adjusted EBITDA	$976	$904	$2,779	$2,571
Adjusted EBITDA margin	75.2%	72.2%	74.8%	71.7%
____________
(1)Amounts include revenues from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	September 30,	December 31,
	2025	2024
Long-term debt, including current maturities	$11,638	$11,151
Add: unamortized deferred financing costs and discount	88	85
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	11,726	11,236
Less: cash and cash equivalents	(1,057)	(1,301)
Less: restricted cash and cash equivalents	(69)	(75)
Net debt	$10,600	$9,860

	Nine Months Ended		Year Ended	TTM Ended
	September 30,		December 31,	September 30,
	2025	2024	2024	2025
Net income	$1,163	$1,034	$1,539	$1,668
Interest expense	455	412	569	612
Income tax expense	480	413	244	311
Depreciation and amortization expenses	130	107	146	169
Gain on sales of assets, net	—	(5)	(5)	—
Loss on foreign currency transactions	8	5	12	15
Loss on debt guarantees(1)	—	50	50	—
FF&E replacement reserves	50	38	57	69
Share-based compensation expense	135	140	176	171
Amortization of contract acquisition costs	42	37	50	55
Cost reimbursement revenues(2)	(5,278)	(4,841)	(6,428)	(6,865)
Reimbursed expenses(2)	5,556	5,164	6,985	7,377
Other adjustments(3)	38	17	34	55
Adjusted EBITDA	$2,779	$2,571	$3,429	$3,637

Long-term debt				$11,638
Long-term debt to net income ratio				7.0

Net debt				$10,600
Net debt to Adjusted EBITDA ratio				2.9
____________
(1)Amounts include losses on debt guarantees for certain hotels that we manage which were recognized in other non-operating income (loss), net.
(2)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(3)Amount for the nine months ended September 30, 2025 includes expected future credit losses on financing receivables. Amounts for the nine months ended September 30, 2024 and year ended December 31, 2024 include transaction costs resulting from the amendment of our Term Loans and transaction costs incurred for acquisitions. Amount for the year ended December 31, 2024 also includes losses for the full or partial settlement of certain pension plans. Amounts for all periods include restructuring costs related to certain leased hotels, net losses (gains) related to certain of our investments in unconsolidated affiliates, severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	December 31, 2025
	Low Case	High Case
Net income attributable to Hilton stockholders	$440	$461
Diluted EPS(1)	$1.87	$1.96
Special items(2):
FF&E replacement reserves	$20	$20
Other adjustments	2	2
Total special items before taxes	22	22
Income tax expense on special items	(4)	(4)
Total special items after taxes	$18	$18

Net income, adjusted for special items	$458	$479
Diluted EPS, adjusted for special items(1)	$1.94	$2.03

	Year Ending
	December 31, 2025
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,600	$1,621
Diluted EPS(1)	$6.71	$6.80
Special items(2):
Cost reimbursement revenues	$(5,278)	$(5,278)
Reimbursed expenses	5,556	5,556
FF&E replacement reserves	70	70
Tax related adjustments	3	3
Other adjustments	42	42
Total special items before taxes	393	393
Income tax expense on special items	(92)	(92)
Total special items after taxes	$301	$301

Net income, adjusted for special items	$1,901	$1,922
Diluted EPS, adjusted for special items(1)	$7.97	$8.06
____________
(1)Does not include the effect of share repurchases made after September 30, 2025.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	December 31, 2025
	Low Case	High Case
Net income	$441	$462
Interest expense	163	163
Income tax expense	182	191
Depreciation and amortization expenses	43	43
FF&E replacement reserves	20	20
Share-based compensation expense	35	35
Amortization of contract acquisition costs	15	15
Other adjustments(1)	7	7
Adjusted EBITDA	$906	$936

	Year Ending
	December 31, 2025
	Low Case	High Case
Net income	$1,604	$1,625
Interest expense	618	618
Income tax expense	662	671
Depreciation and amortization expenses	173	173
Loss on foreign currency transactions	8	8
FF&E replacement reserves	70	70
Share-based compensation expense	170	170
Amortization of contract acquisition costs	57	57
Cost reimbursement revenues	(5,278)	(5,278)
Reimbursed expenses	5,556	5,556
Other adjustments(1)	45	45
Adjusted EBITDA	$3,685	$3,715
____________
(1)See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended September 30, 2025, which is calculated as the nine months ended September 30, 2025 plus the year ended December 31, 2024 less the nine months ended September 30, 2024. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding our recent financial performance, and we view this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess our historical results. In addition, our management uses TTM information to evaluate our financial performance for ongoing planning purposes.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items is calculated as net income (loss) attributable to Hilton stockholders, as reported, plus total special items after taxes. Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), diluted EPS or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, our definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of our ongoing operations.

Adjusted EBITDA, Net Income (Loss) Margin and Adjusted EBITDA Margin

Adjusted EBITDA is calculated as net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses, as well as gains, losses, revenues and expenses earned or incurred in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures, and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) cost reimbursement revenues and reimbursed expenses; and (x) other items.

Net income (loss) margin represents net income (loss) as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and cost reimbursement revenues.

We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. We also exclude items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; and (iii) other items that are not reflective of our operating performance, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, to enhance period-over-period comparisons of our ongoing operations. Further, Adjusted EBITDA excludes both cost reimbursement revenues and reimbursed expenses as we contractually do not operate the related programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures. The direct reimbursements from property owners are billable and reimbursable as the costs are incurred and have no net effect on net income (loss) in the reporting period. The indirect reimbursements from property owners are typically billed and collected monthly, based on the underlying hotel's sales or usage (e.g., gross room revenue or number of reservations processed), while the associated costs are recognized as incurred by Hilton, creating timing differences, with the net effect impacting net income (loss) in the reporting period. These timing differences are due to our discretion to spend in excess of revenues earned or less than revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our property owners. However, over the life of the operation of these programs, the expenses incurred related to the indirect reimbursements are designed to equal the revenues earned from the indirect reimbursements over time such that, in the long term, the programs will not earn a profit or generate a loss and do not impact our economics, either positively or negatively. Therefore, the net effect of our reimbursed revenues and expenses is not used by management to evaluate our operating performance, determine executive compensation or make other operating decisions, and we exclude their impact when evaluating period over period performance results.

Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), net income (loss) margin or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing our results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income (Loss) Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income (loss) ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income (loss). Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. We believe net debt and net debt to Adjusted EBITDA ratio provide useful information about our indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

We define our comparable hotels as those that were active and operating in our system for at least one full calendar year and were open January 1st of the previous year. We exclude hotels that have undergone a change in brand or ownership type or a large-scale capital project during the current or comparable periods or otherwise do not have available comparable results, such as those that have sustained substantial property damage or encountered business interruption. We exclude strategic partner hotels from our comparable hotels. Of the 8,887 hotels in our system as of September 30, 2025, 489 hotels were strategic partner hotels and 6,339 hotels were classified as comparable hotels. Our 2,059 non-comparable hotels as of September 30, 2025 included (i) 1,124 hotels that were added to our system after January 1, 2024 or that have undergone a change in brand or ownership type during the current or comparable periods reported and (ii) 935 hotels that were removed from the comparable group for the current or comparable periods reported because they underwent or are undergoing large-scale capital projects, sustained substantial property damage, encountered business interruption or comparable results were otherwise not available for them.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR are presented on a comparable basis, based on the comparable hotels as of September 30, 2025, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and nine months ended September 30, 2025 and 2024 use foreign currency exchange rates for the three and nine months ended September 30, 2025, respectively.

Pipeline

Rooms under construction include rooms for hotels under construction or operating hotels that are in the process of conversion to our system.